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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): MARCH 30, 2006


                         NORTHERN BORDER PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)

   DELAWARE                         1-12202                     93-1120873
(State or other                   (Commission                  (IRS Employer
jurisdiction of                   File Number)               Identification No.)
 incorporation)

          13710 FNB PARKWAY
           OMAHA, NEBRASKA                                       68154-5200
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (402) 492-7300


                                 Not Applicable
       ------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT


Purchase of Membership Interests in Guardian Pipeline, L.L.C.

         Northern Border Intermediate Limited Partnership ("NBILP") entered into a Purchase and Sale Agreement (the "PSA") with Wisconsin Energy Corporation ("WEC") and WPS Investments, LLC ("WPS"), dated as of March 30, 2006, pursuant to which NBILP has agreed to purchase all of the membership interests (the "Membership Interests") owned by WEC and WPS in Guardian Pipeline, L.L.C. ("Guardian") in exchange for an aggregate cash amount of approximately $77 million, subject to certain adjustments as set forth in the PSA. The Membership Interests owned by WEC and WPS in Guardian collectively represent 66-2/3% of the total outstanding Membership Interests in Guardian. Viking Gas Transmission Company, an indirect subsidiary of NBILP, owns the remaining 33-1/3% Membership Interest in Guardian.

         The PSA contains customary and other closing conditions that, if not satisfied or waived, would result in the sale not occurring. These conditions include, among others:

         o continued accuracy of the representations and warranties contained in the PSA;

         o        performance by each party of its obligations under the PSA;

         o absence of any litigation, proceedings, law or order that restrains, enjoins or otherwise prohibits the transaction or makes the transaction unlawful; and

         o all applicable time limitations under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired without the objection by the relevant governmental authorities.

         Affiliates of WEC and WPS have transportation contracts with Guardian for approximately 650 million cubic feet per day and 12.5 million cubic feet per day, respectively. Additionally, affiliates of both WEC and WPS have signed precedent agreements that support Guardian's proposed expansion project.

ITEM 7.01 REGULATION FD DISCLOSURE.

         On March 30, 2006, Northern Border Partners, L.P. issued a press release regarding the purchase of 66 2/3% of the total outstanding Membership Interests in Guardian and an update on Guardian's recently announced pipeline expansion. A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)    Exhibits.

                 *2.1 Purchase and Sale Agreement by and among Wisconsin Energy Corporation and WPS Investments, LLC and Northern Border Intermediate Limited Partnership dated as of March 30, 2006.

                  99.1 Northern Border Partners, L.P. press release dated March 30, 2006.

* Northern Border Partners agrees to furnish supplementally to the Securities and Exchange Commission, upon request, any schedules and exhibits to this agreement, as set forth in the Table of Contents of the agreement, that have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                NORTHERN BORDER PARTNERS, L.P.

Date:  March 30, 2006           By: /s/  Jerry L. Peters
                                    ------------------------------------
                                    Name:  Jerry L. Peters
                                    Title: Chief Financial and Accounting
                                             Officer


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                                  EXHIBIT INDEX


Exhibit 2.1* --  Purchase and Sale Agreement by and among Wisconsin Energy
                 Corporation and WPS Investments, LLC and Northern Border Intermediate Limited Partnership, dated as of March 30, 2006.


Exhibit 99.1 --  Northern Border Partners, L.P. press release dated
                 March 30, 2006.


* Northern Border Partners agrees to furnish supplementally to the Securities and Exchange Commission, upon request, any schedules and exhibits to this agreement, as set forth in the Table of Contents of the agreement, that have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K.